As Filed With the Securities and Exchange Commission on August 24, 2011
 Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUXILIO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	88-0350448
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Address of Principal Executive Offices)

2011 STOCK INCENTIVE PLAN
(Full title of the plans)

Paul T. Anthony
Chief Financial Officer
Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Name and address of agent for service)

(949) 614-0700
(Telephone number, including area code, of agent for service)

Copies to:
John F. Cannon, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)
Shares of Common Stock ($0.001 par value) issuable pursuant to the 2011 Stock Incentive Plan	5,970,000	$0.71(2)	$4,238,700(2)	$492.11

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

(2)
In accordance with Rule 457(h), the aggregate offering price of the 5,970,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the Over-the-Counter Bulletin Board for the Common Stock on August 19, 2011, which was $0.71 per share.

(3)
Filing fees were previously paid for a Form S-8 registration statement for the registrant’s 2001 Stock Option Plan (27,667 shares), 2003 Stock Plan (295,999 shares), 2004 Stock Option Plan (1,523,331 shares), 2007 Stock Option Plan (3,439,404 shares) and 2007 Stock Option Plan, as amended (2,523,496 shares) which was filed on March 3, 2011 (Registration No. 333-172602) (collectively, the “Predecessor Plans”).  Stock options covering 5,182,402 shares under the Predecessor Plans have been rolled into the registrant’s 2011 Stock Incentive Plan.  All registered and unissued shares under the Predecessor Plans, including such 5,182,402 shares, have been deregistered.  The registration fee as to 5,970,000 shares under the 2011 Stock Incentive Plan is satisfied by “transferring over” the previously paid registration fee from 5,962,900 shares from the Predecessor Plans, which was $640.42.

2

EXPLANATORY NOTE

Auxilio, Inc. (the “Company” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register 5,970,000 shares of its common stock, par value $0.001 per share, which we refer to as the common stock, that are reserved for issuance in respect of awards granted under the Company’s 2011 Stock Incentive Plan, which we refer to as the Plan.  Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Company’s common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the outstanding shares of the Company’s common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company is not filing with or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or to be filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

(a)           The Company’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report or prospectus referred to in (a) above; and

(c)           The description of the Company’s common stock contained in the Registration Statement on Form 10-SB filed with the SEC on October 1, 1999, as amended through January 22, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this Registration Statement from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

Pursuant to subsection (1) of Section 78.7502 of the Nevada General Corporation Law (“NGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually or reasonably incurred by him or her in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner her or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which court shall deem proper.

Subsection (3) of Section 78.7502 of the NGCL provides that, to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therein.

The Company has adopted provisions in its articles of incorporation, as amended, that limit the personal liability of its directors and officers for breach of their fiduciary duty, except for liability that (i) results from acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NGCL.

The Company’s Bylaws provide that the Company shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including, without limitation, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers and directors of the Company.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	2011 Stock Incentive Plan.
4.2	Amendment to 2011 Stock Incentive Plan.
4.3	Form of Stock Option Agreement under the 2011 Stock Incentive Plan.
4.4	Form of Restricted Stock Agreement under the 2011 Stock Incentive Plan.
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Haskell & White LLP.
24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

1.           The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on this 24th day of August, 2011.

AUXILIO, INC.

By:           /s/ Joseph J. Flynn
Joseph J. Flynn
Chief Executive Officer

By:           /s/ Paul T. Anthony
Paul T. Anthony
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Flynn and Paul T. Anthony, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph J. Flynn Joseph J. Flynn	Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2011
/s/ Paul T. Anthony Paul T. Anthony	Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2011
/s/ Edward Case Edward Case	Director	August 24, 2011
/s/ Michael Joyce Michael Joyce	Director	August 24, 2011
/s/ John D. Pace John D. Pace	Director	August 24, 2011
/s/ Max Poll Max Poll	Director	August 24, 2011
/s/ Mark St. Clare Mark St. Clare	Director	August 24, 2011
/s/ Michael Vanderhoof Michael Vanderhoof	Director	August 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1	2011 Stock Incentive Plan.
4.2	Amendment to 2011 Stock Incentive Plan.
4.3	Form of Stock Option Agreement under the 2011 Stock Incentive Plan.
4.4	Form of Restricted Stock Agreement under the 2011 Stock Incentive Plan.
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Haskell & White LLP.
24.1	Power of Attorney (included on the signature page to this Registration Statement).